CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form SB-2 of our report dated January 15, 2005 relating to the consolidated financial statements of Eastern Service Holdings, Inc. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Gately & Associates, LLC

Certified Public Accountants

Altamonte Springs, FL

October 25, 2005